                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12

                               ANDOVER TOGS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $______________

    (2) Form, Schedule or Registration Statement No.: _________________

    (3) Filing Party: _________________

    (4) Date Filed: __________________

                               ANDOVER TOGS, INC.
                                  1333 BROADWAY
                            NEW YORK, NEW YORK 10018

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         -------------------------------

To the Stockholders of
    ANDOVER TOGS, INC.

         Please take notice that the 1998 Annual Meeting of Stockholders of Andover Togs, Inc., a Delaware corporation (the "Company"), will be held at the offices of Shack & Siegel, P.C., 530 Fifth Avenue, New York, New York 10036 on Tuesday, June 2, 1998 at 9:30 a.m., for the following purposes:

         1. To elect a board consisting of six directors for a term of one year;

         2. To consider and approve an amendment to the Certificate of Incorporation of the Company changing the name of the Company to "The Andover Apparel Group, Inc.";

         3. To ratify amendments to the Company's 1995 Stock Option Plan to increase the number of shares of the Company's common stock subject to such plan to 500,000 and to make certain other changes to such Plan;

         4. To ratify the appointment of Mahoney Cohen & Company, C.P.A., P.C. as independent auditors for the fiscal year ending November 30, 1998; and

         5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 13, 1998 as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the meeting.

         YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

         You may revoke your proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the proxy and vote your own shares. A list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder of the Company for any purpose germane to the Annual Meeting during regular business hours at the office of the Company for the ten-day period prior to the Annual Meeting.

                                            By Order of the Board of Directors
                                            DONALD D. SHACK, Secretary

New York, New York
April 28, 1998

                       ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               ANDOVER TOGS, INC.

                         -------------------------------

                                 PROXY STATEMENT
                         -------------------------------


       The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Andover Togs, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders to be held at the offices of Shack & Siegel, P.C., 530 Fifth Avenue, New York, New York on Tuesday, June 2, 1998 at 9:30 a.m., and at any adjournment or adjournments thereof. All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given as to any matter, such proxies will be voted in accordance with the recommendations of the Board of Directors as indicated in this Proxy Statement. You may revoke your proxy at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the Annual Meeting of the person appointing a proxy will not revoke the appointment.

       The approximate date of mailing of this Proxy Statement and the accompanying form of proxy to stockholders is April 29, 1998. The Company's principal executive offices are located at 1333 Broadway, New York, New York 10018.

       Only holders of record of the Company's common stock, $.10 par value per share ("Common Stock"), at the close of business on April 13, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof. On that date, 4,470,815 shares of Common Stock were issued and outstanding. Each outstanding share entitles the holder thereof to one vote with respect to each proposal properly brought before the Annual Meeting for consideration by the stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of the Record Date concerning persons beneficially owning (to the knowledge of the Company) more than five percent of the outstanding Common Stock and concerning each director and nominee for director, the executive officers named in the Summary Compensation Table below and the directors and executive officers of the Company as a group.

NAME AND ADDRESS                                             AMOUNT AND NATURE OF        PERCENT
OF BENEFICIAL OWNER                                          BENEFICIAL OWNERSHIP        OF CLASS
-------------------                                          --------------------        --------
William L. Cohen, Chairman of the Board                           1,400,697(1)(2)           31.2%
   and Chief Executive Officer*

Peter A. Cohen, Director                                          1,304,407(1)              29.2%
   c/o Ramius Capital Group
   757 Third Avenue, 27th Floor
   New York, New York  10017

Carolyn Cohen Zelikovic*                                            436,142(3)               9.8%

Herbert Rosenstock, Stanley Rosenstock                              230,787(4)               5.2%
   and General Sportwear Co., Inc.
   23 Market Street
   Ellenville, New York  12428

George S. Blumenthal, Director                                       62,785(5)               1.4%
   c/o NTL, Inc.
   110 East 59th Street, 26th Floor
   New York, New York 10022

Steven Fenyves, Senior Vice President                                13,000(6)                **
   -Administration and Operations*

NAME AND ADDRESS                                               AMOUNT AND NATURE OF        PERCENT
OF BENEFICIAL OWNER                                            BENEFICIAL OWNERSHIP       OF CLASS
Alan Kanis, Treasurer and Chief Financial                            11,250(7)                **
   and Chief Accounting Officer*

Stanley F. Schmoller, Vice President - Manufacturing*                15,750(8)                **

Steven A. Schwartz, President and Chief Operating Officer*           50,000(9)               1.1%

Donald D. Shack, Director and Secretary                              80,150(10)              1.8%
   c/o Shack & Siegel, P.C.
   530 Fifth Avenue
   New York, NY 10036

Monte Wolfson, Director                                               3,750(11)               **
   29 East 64th Street, Apt. 6D
   New York, New York 10021

All directors and executive officers as a group (9 persons)       2,941,789(12)             63.9%

----------------------

*    This person has an address c/o the Company at 1333 Broadway, New York, NY
     10018

**   Less than one percent

(1) Does not include 41,250 shares held by a charitable foundation. Messrs. William L. and Peter A. Cohen are two of the five directors of such foundation and exercise shared voting power with respect to such shares.

(2) Includes 15,000 shares of Common Stock which Mr. Cohen has the right to acquire upon exercise of currently exercisable stock options.

(3)  Ms. Zelikovic is the sister of William and Peter Cohen.

(4) Based upon information provided to the Company by Herbert Rosenstock on January 9, 1998.

(5) Includes 44,110 shares beneficially owned by Mr. Blumenthal as co-trustee and income beneficiary under a trust created under the will of Klara Blumenthal. Also includes 11,250 shares of Common Stock which Mr. Blumenthal has the right to acquire upon the exercise of currently exercisable stock options.

(6) Includes 7,500 shares of Common Stock which Mr. Fenyves has the right to acquire upon the exercise of currently exercisable stock options.

(7) Includes 11,250 shares of Common Stock which Mr. Kanis has the right to acquire upon the exercise of currently exercisable stock options.

(8) Includes 7,500 shares of Common Stock which Mr. Schmoller has the right to acquire upon the exercise of currently exercisable stock options.

(9) Includes 50,000 shares of Common Stock which Mr. Schwartz has the right to acquire upon the exercise of currently exercisable stock options.

(10) Includes 53,900 shares owned by Skylark Partners, a partnership of which Mr. Shack is a member. Also includes 26,250 shares of Common Stock which Mr. Shack has the right to acquire upon the exercise of currently exercisable stock options.

(11) Includes 3,750 shares of Common Stock which Mr. Wolfson has the right to acquire upon the exercise of currently exercisable stock options.

(12) Includes (i) 91,250 shares of Common Stock which certain executive officers have the right to acquire upon the exercise of currently exercisable stock options and (ii) 41,250 shares of Common Stock which certain directors may acquire upon the exercise of currently exercisable stock options.

                        PROPOSAL 1: ELECTION OF DIRECTORS

       At the 1998 Annual Meeting of Stockholders, six directors are to be nominated for election, to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. Unless a proxy shall specify that it is not to be voted for the nominees, or any of them, it is intended that the shares of Common Stock represented by each duly executed and returned proxy will be voted in favor of the election as directors of the persons named below. If any nominee is not a candidate for election at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee proposed by the Board of Directors, if any, and for the others named below and otherwise in the best judgment of the persons named in the proxies.

       The persons nominated as directors, except Mr. Schwartz, are all currently directors, and their stock ownership is set forth above under "Securities Ownership of Certain Beneficial Owners, Directors and Executive Officers." The following table sets forth information concerning the nominees.


NOMINEE                                                                              DIRECTOR
NAME AND AGE                  POSITIONS WITH THE COMPANY                              SINCE
------------                  --------------------------                              -----
George S. Blumenthal (54)     Director                                                 1991

Peter A. Cohen (51)           Director                                                 1981

William L. Cohen (56)         Chairman of the Board and Chief Executive Officer        1979

Steven A. Schwartz (53)       President and Chief Operating Officer                     --

Donald D. Shack (69)          Secretary and Director                                   1986

Monte Wolfson (72)            Director                                                 1994

BIOGRAPHICAL INFORMATION

         Mr. Blumenthal has been Chairman of the Board and Treasurer of OCOM Corporation since 1990. He has been Chairman of the Board and Treasurer of NTL Incorporated since April 1993 and has been Chairman of the Board, CEO and Treasurer of CoreComm Incorporated since April 1989. Mr. Blumenthal was President of Blumenthal Securities, Inc., a New York Stock Exchange member firm for in excess of five years prior to November 1992. Mr. Blumenthal was the Chairman and Treasurer of Cellular Communications International, Inc. until April 1994. He was the Chairman and Treasurer of Cellular Communications, Inc. until August 1996, when such company merged into AirTouch Communications, Inc. He is a director of CoreComm Incorporated, OCOM Corporation and NTL Incorporated.

         Mr. Peter A. Cohen is the Managing Member of Ramius Capital Group LLC, a private investment firm, which is the successor to Ramius Capital Corporation, of which Mr. Cohen had been the Managing Director since August 1994. From August 1994 until July 1997 he was a partner in Palladin Partners, a private investment management firm. From December 1992 through May 1994, Mr. Cohen was the Chairman of Republic New York Securities Corp. and Vice Chairman of Republic New York Corp. Prior to January 1990, Mr. Cohen was employed in various senior executive capacities by Shearson Lehman Hutton Inc., an investment banking firm, including as its Chief Operating Officer from 1979 to 1984 and as its Chairman and Chief Executive Officer from 1984 to January 1990. From May 1991 through December 1992 Mr. Cohen was President of Andrew Lauren & Co., Inc., an investment consulting firm. He is currently a director of Presidential Life Corporation, Trace Holdings, Inc., GRC International, Inc. and Olivetti SpA. Mr. Cohen is the brother of William L. Cohen.

         Mr. William L. Cohen has been principally employed in senior managerial positions with the Company since 1965, as its Vice President-Administration from 1970 to 1983 and as its Chief Executive Officer since 1983. He was also

President of the Company from 1983 until December 1997. Mr. Cohen was elected to the office of Chairman of the Board of Directors in 1987. Mr. Cohen is the brother of Peter A. Cohen

         Mr. Schwartz joined the Company as President and Chief Operating Officer effective December 4, 1997. Prior to his employment by the Company, Mr. Schwartz was President and Chief Operating Officer of the children's apparel division of Bascorale LLC from February 1996 until August 1997. For over five years prior to February 1996, Mr. Schwartz was President and Chief Operating Officer of The Doe Spun Company, Inc., an apparel company, which emerged from bankruptcy proceedings in 1993.

         Mr. Shack has served as Secretary of the Company since 1986. Mr. Shack is a director and shareholder of the law firm of Shack & Siegel, P.C., which has served as general counsel to the Company since April 1993. Prior to April 1993, Mr. Shack was a member of Whitman & Ransom, which served as general counsel to the Company from January 1990 through March 1993. Prior to January 1990, Mr. Shack was a member of the law firm of Golenbock and Barell, which served as general counsel to the Company from 1986 through 1989. Mr. Shack is a director of Ark Restaurants Corp., International Citrus Corporation and Just Toys, Inc.

         Mr. Wolfson has been the President of Monte Wolfson Associates, Inc., a retail and marketing consultant, for over five years. In addition, Mr. Wolfson has been a United States Government advisor on the retail textile industry for over 25 years. From 1975 until his retirement in 1986, Mr. Wolfson was employed as President of Netco, Inc., the New York subsidiary of Zayre Group, an apparel retailer. Prior thereto he served as Chairman and CEO of Diana Stores, Corp., an apparel retailer. He was also Chairman of the Board of Ice Nine, Inc., an apparel manufacturer, from 1992 until March 1995.

         Each director holds office until the next annual meeting of stockholders and until his successor is elected and qualifies. Each of the nominees other than Mr. Schwartz was a director during the Company's recent Chapter 11 bankruptcy proceedings, from which the Company emerged on May 12, 1997.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

         Messrs. Peter A. Cohen and Donald D. Shack serve as members of the Audit Committee. The Audit Committee is responsible for conferring with the Company's independent auditors with respect to the training and supervision of internal accounting personnel; receiving and reviewing the recommendations of the independent auditors; reviewing the consolidated financial statements of the Company; meeting periodically with the auditors and Company personnel with respect to the adequacy of internal accounting controls; resolution of potential conflicts of interest; and review of the Company's accounting policies. The Audit Committee did not meet during the past fiscal year.

         Messrs. George S. Blumenthal and Monte Wolfson serve as members of the Stock Option Committee, which administers the Company's stock option plans. The Stock Option Committee held one meeting and took action on one additional occasion by unanimous written consent during the past fiscal year.

         The Company does not presently have compensation or nominating committees, the customary functions of such committees being performed by the entire Board of Directors.

         During the Company's past fiscal year, the Board of Directors held two meetings and took action on two additional occasions by unanimous written consent. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors and (ii) the number of meetings of committees of the Board of Directors on which he served, except that Peter Cohen did not attend one Board of Directors meeting.

         A directors' fee of $10,000 per annum is paid to each of Messrs. Blumenthal and Wolfson, except that in fiscal 1996, Mr. Blumenthal received $7,500, and the remaining $2,500 is being paid to Mr. Blumenthal over a five year period as an unsecured creditor, due to the Company's bankruptcy proceedings. Such fees are not paid to other members of the Board of Directors, each of whom is either employed by, or renders consulting, legal or other similar services to the Company.

         The Company's 1995 Stock Option Plan provides for the annual grant of options to purchase 2,500 shares of Common Stock to each director who is not an employee and does not own 5% or more of the Common Stock (an "Outside

Director"), including the members of the Company's Stock Option Committee. During fiscal year 1997, Messrs. Blumenthal, Shack and Wolfson were each granted such options. These options are exercisable with respect to 25% of the shares covered thereby commencing one year from the date of grant and as to an additional 25% of the shares covered by the option upon each of the three succeeding anniversary dates of the date of grant.

REQUIRED VOTE

         The Company's By-laws provide that directors be elected by a plurality of the votes cast at the Annual Meeting by the holders of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the names and ages, as of the Record Date, of executive officers of the Company and all offices held by each such person.

NAME                       AGE     POSITIONS WITH THE COMPANY
----                       ---     --------------------------
William L. Cohen            56     Chairman of the Board and
                                      Chief Executive Officer

Steven A. Schwartz          53     President and Chief Operating Officer

Stephen Fenyves             54     Senior Vice President -
                                      Administration and Operations

Alan Kanis                  48     Treasurer and Chief Financial
                                      and Chief Accounting Officer

Stanley F. Schmoller        59     Vice President - Manufacturing

Donald D. Shack             69     Secretary


BIOGRAPHICAL INFORMATION

       Biographical Information for Messrs. Cohen, Schwartz and Shack is set forth above under "Proposal 1."

       Mr. Fenyves has been employed by the Company since 1969 in various executive capacities, including Vice President-Administration from 1986 to 1988, Senior Vice-President-Administration, from 1989 to 1996 and in his present capacity since 1996.

       Mr. Kanis joined the Company as Treasurer and Chief Financial and Chief Accounting Officer effective September 1, 1990. Prior to his employment by the Company, Mr. Kanis had been Vice President-Finance of Shelburne Shirt Co. Inc. for over five years.

       Mr. Schmoller has been employed by the Company in various production capacities since 1958 and in his present capacity for in excess of 16 years.

       Each executive officer holds office at the pleasure of the Board of Directors and until his successor has been duly elected and qualifies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

       Peter A. Cohen renders financial and management consulting services to the Company. Until March 19, 1996, he was paid a fee at the rate of $75,000 plus certain benefits. Effective March 19, 1996 his consulting fee was eliminated. In fiscal 1996, Mr. Cohen received $18,750 in consulting fees. He has continued to render services without charge. Mr. Cohen is William Cohen's brother.

       The firm of Shack & Siegel, P.C., of which Donald D. Shack is a director and shareholder, has served as general counsel to the Company since April 1993. Prior thereto, the firms of Whitman & Ransom and Golenbock and Barell, in both of which Mr. Shack was a member, served as general counsel.

       William L. Cohen is indebted to the Company in the amount of $92,755 in respect of certain expenses paid on behalf of Mr. Cohen.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such reporting persons are required by regulation to furnish the Company with copies of all Section 16(a) reports that they file.

       Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that, during the period from December 1, 1996 through November 30, 1997, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

       The Summary Compensation Table below sets forth, for the last three fiscal years, all compensation paid or accrued to the chief executive officer and each other executive officer receiving salary and bonus in excess of $100,000 for services rendered to the Company and its subsidiaries during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                      ANNUAL COMPENSATION                       ------------
                                                      -------------------      OTHER ANNUAL        OPTIONS
                                            YEAR       SALARY        BONUS    COMPENSATION (1)   AWARDED (#)
                                            ----       ------        -----    ----------------   -----------
William L. Cohen,                           1997      $200,000(2)      --          $21,734            --
    Chairman of the Board                   1996       433,077(2)      --            --               --
    and Chief Executive Officer(3)          1995       500,000         --            --             20,000
Stephen Fenyves,                            1997      $140,000         --            --               --
    Senior Vice President --                1996       175,000         --            --               --
    Administration and Operations(3)        1995       179,609       $30,000         --             10,000
Alan Kanis,                                 1997      $150,000         --            --               --
    Treasurer and Chief Financial and       1996       166,000         --            --               --
    Chief Accounting Officer(3)             1995       169,680       $35,000         --             15,000
Stanley F. Schmoller,                       1997      $109,150         --            --               ---
    Vice President--Manufacturing           1996       132,807         --            --               ---
                                            1995       138,540       $25,000         --             10,000

-------------------

(1) Except as shown, officers' benefits, including car allowances, medical, disability and life insurance and other benefits are valued, in the aggregate, below reportable thresholds.

(2) Pursuant to the employment agreement between the Company and Mr. Cohen, more fully described below, Mr. Cohen was entitled to be paid a base salary of $500,000. Effective March 19, 1996, Mr. Cohen voluntarily reduced his base salary to $400,000. Effective December 1, 1996, Mr. Cohen further voluntarily reduced his base salary to $200,000.

(3)  See "Certain Compensation Arrangements," below.

       The following table details the total number of unexercised options and the value of in-the-money options (i.e., the positive spread between market price and exercise price) held at the end of the fiscal year ended November 30, 1997 by the persons named in the Summary Compensation Table above, separately identifying the exercisable and unexercisable options.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                        NUMBER OF                VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS               IN-THE-MONEY
                            SHARES ACQUIRED       VALUE               AT FY-END (#)              OPTIONS AT FY-END (#)
           NAME             ON EXERCISE (#)    REALIZED ($)     EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
           ----             ---------------    ------------     -------------------------      -------------------------
William L. Cohen                  ----             ----           10,000          10,000           $0             $0
Stephen Fenyves                   ----             ----            5,000           5,000           $0             $0
Alan Kanis                        ----             ----            7,500           7,500           $0             $0
Stanley F. Schmoller              ----             ----            5,000           5,000           $0             $0

       On June 13, 1995, the Company's stockholders ratified a new 1995 Stock Option Plan (the "1995 Plan"), which replaced the Company's prior Non-Qualified Stock Option Plan (the "NQ Plan"). The NQ Plan was terminated, although 103,500 options granted under the NQ Plan remain outstanding, 81,375 of which are currently exercisable. Officers, directors, employees and independent sales representatives were eligible for option grants to purchase shares of Common Stock under the NQ Plan. The 1995 Plan permits the grant of both non-qualified and incentive stock options. The 1995 Plan makes available, for issuance to directors, employees and consultants of the Company, options to purchase up to an aggregate of 225,000 shares of Common Stock. 221,500 options have been granted under the 1995 Plan, of which 5,625 are exercisable. If Proposal 3, described below, is approved by the stockholders of the Company at the Annual Meeting, the number of shares authorized under the 1995 Plan will be increased to 500,000, which will leave 278,500 options available for grant. Options to purchase 365,000 shares of Common Stock are currently outstanding outside of the plans described above.

       CERTAIN COMPENSATION ARRANGEMENTS

       William L. Cohen was employed under an agreement which expired in June 1996. The agreement provided for a base salary of $500,000 per annum, or such greater amount from time to time determined by the Board of Directors of the Company, incentive compensation in an amount equal to 5% of the Company's pretax income up to $3,000,000 and 6% of the Company's pretax income in excess of $3,000,000 and certain other benefits. Effective March 19, 1996, Mr. Cohen voluntarily reduced his base salary by 20% to $400,000, and effective December 1, 1996, Mr. Cohen further reduced his base salary to $200,000.

       The Company maintains a $4,000,000 split dollar life insurance policy on Mr. Cohen. Annual premiums for the policy are approximately $122,600. The Company currently pays approximately $115,900 of the premiums, and the William
L. Cohen Irrevocable Life Insurance Trust (the "Trust") pays the balance. Upon Mr. Cohen's death, the Corporation will receive an amount approximately equal to all premium payments made by it, and the Trust will receive the balance of the $4,000,000 death benefit. The trustees of the Trust have assigned the policy to the Corporation to secure such payment. In addition, the Company borrows from time to time against the policy.

       The Company and Mr. Stephen Fenyves are parties to an agreement pursuant to which the Company has agreed to pay Mr. Fenyves a retirement benefit in the form of salary continuation for 15 years after his retirement in annual amounts ranging from $27,500 to $55,000 per year depending upon the age between 55 and 65 at which Mr. Fenyves retires. In the event of his death prior to attaining age 65, but while he is employed by the Company, the Company will pay a death benefit of $55,000 per year until Mr. Fenyves would have attained age 65 but in any event for a minimum of 10 years. The Company currently maintains insurance coverage to fund the death obligation, against which the Company borrows from time to time.

       During the Company's recent bankruptcy, the Company established an enhanced severance program to induce officers and certain key employees to remain with the Company. Stephen Fenyves, Alan Kanis and one other employee are currently included in this program. The program entitles the individuals to up to six months of additional severance if they are terminated without cause during the 18 month period that commenced on January 16, 1997.

       Mr. Schwartz and the Company entered into an agreement whereby, if the Company terminates Mr. Schwartz's employment without cause (as defined), Mr. Schwartz shall receive a severance payment ranging from two months' salary to one year's salary, depending on his length of service to the Company. In addition, Mr. Schwartz has received options, outside of the plans described above, to purchase up to 300,000 shares of Common Stock at the exercise price of $.25 per share, the market value on the date of grant, 50,000 of which are exercisable. An additional 50,000 of such options become exercisable at the times that the Common Stock reaches and maintains each of the following progressive trading price thresholds: $1.50, $3.00, $4.00, $5.00 and $6.00.

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       As indicated above, the Company does not have a compensation committee; compensation decisions are made by the Board of Directors. The members of the Board include William L. Cohen, Peter A. Cohen and Donald D. Shack. William L. Cohen is Chairman of the Board and President of the Company. Peter A. Cohen is his brother. Mr. Shack is Secretary of the Company and a shareholder and director of the law firm of Shack & Siegel, P.C., the Company's general counsel.

       PERFORMANCE GRAPH

       The following graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return of the Media General Nasdaq Market Value Index (including all Nasdaq stocks) and of the common stock of the national stock exchange or Nasdaq-listed companies included in the Company's Standard Industrial Classification Industry Group (236 - Girls', Children's and Infants' Outerwear) for the five-year period commencing December 1, 1992 and ending November 30, 1997. The Company's Standard Industrial Classification Industry Group index currently includes two companies. The data presented assume a $100 investment on December 1, 1992 and dividend reinvestment in the Common Stock and in each index.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                               [PERFORMANCE GRAPH]

                                                              YEARS ENDING
     Company/Index             12/92     11/93        11/94       11/95       11/96       11/97
     -------------             -----     -----        -----       -----       -----       -----
Andover Togs, Inc.              100       76.00        72.00       48.00       20.50        8.00
Nasdaq Market                   100      119.03       128.19      162.53      201.65      250.48
Girls' Outerwear SIC Code       100       88.84        58.30       66.48       67.76      132.66

       BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

       The Company's executive compensation is approved by the entire Board of Directors. There is no compensation committee. The compensation of the three executives named in the Summary Compensation Table other than Mr. Cohen is determined through consultation between the Board and the Chief Executive Officer. The Board has relied extensively on Mr. Cohen's views on matters relating to the compensation of such other executives. The compensation paid to Steven A. Schwartz was determined initially by Mr. Cohen in consultation with a subcommittee of the Board of Directors consisting of Donald D. Shack and Monte Wolfson and thereafter approved by the full Board.

       It is the policy of the Board to tie a portion of executive compensation to corporate performance. Mr. Cohen is one of the principal stockholders of the Company. He owns 1,385,697 shares of Common Stock constituting over 31% of the total outstanding Common Stock. Accordingly, his interest is closely aligned with the interest of all stockholders. Prior to the bankruptcy proceedings, Mr. Cohen was employed pursuant to an employment agreement, which expired in June 1996, providing for a base salary of $500,000 per annum plus 5% of the Company's pretax income up to $3,000,000 and 6% of the Company's pretax income in excess of 3,000,000. Effective March 19, 1996, Mr. Cohen voluntarily reduced his base salary to $400,000 per annum, and effective December 1, 1996, Mr. Cohen agreed to a further reduction to $200,000 per annum.

       During fiscal year 1994, the Board of Directors decided to provide Mr. Cohen with whole life insurance on a split- dollar basis. In doing so, the Company obtained a $4,000,000 life insurance policy on the life of Mr. Cohen and entered into a split-dollar insurance agreement with Mr. Cohen and his insurance trust, pursuant to which Mr. Cohen's insurance trust pays a portion of the annual premium attributable to term insurance ($6,700) and the Company pays the balance ($115,900). Under this arrangement, the Company will be reimbursed for the premiums it pays through either the cash surrender value of the policy or the proceeds of the policy paid upon Mr. Cohen's death. The Board of Directors believes that this insurance benefit provides Mr. Cohen with an attractive compensation package.

       Steven A. Schwartz was hired in December 1997 as President and Chief Operating Officer. Incentives weigh heavily in his compensation arrangements. He receives a base salary at the rate of $175,000 per annum. In fiscal 1998, Mr. Schwartz will receive, in addition to his salary and expenses, 1% of sales in excess of $20,000,000 if the Company's gross margin (sales less cost of goods sold) exceeds 18%. In fiscal 1999, Mr. Schwartz will receive, in addition to his salary and expenses, 10% of the Company's pretax earnings. Mr. Schwartz also received a ten-year option to purchase 300,000 shares of Company stock at the exercise price of $.25 per share (market value on the date of grant). The option is exercisable immediately with respect to 50,000 shares and will become exercisable for additional lots of 50,000 each at such times as the Company's stock price reaches $1.50, $3.00, $4.00 $5.00 and $6.00 respectively and maintains said price for 20 out of any 30 consecutive trading days.

       The compensation of the three other executive officers consists of a combination of cash salary, cash bonuses and stock options. Individual compensation is reviewed on the basis of various considerations, including Company performance, individual performance, position, tenure, internal comparability and independent compensation surveys which provide information on the compensation of management at other apparel companies. All three executives are eligible to receive annual cash bonuses based on a review of the considerations described above applicable during the year for which such a bonus is payable. No bonuses were awarded in 1996 or 1997, and in view of the bankruptcy proceedings and the Company's efforts to reduce overhead, each of the three executives agreed to reductions in base salary in 1996 and 1997.

       The Company's stock option program is designed to align the interest of the executives with those of the stockholders at large. Options are granted with exercise prices equal to market on the grant date and vest, generally, over a period of five years. This approach is designed to give executives an incentive to create stockholder value over the long term, since the full benefit of the option cannot be realized unless price appreciation occurs over a number of years, and the executive is rewarded only to the extent that stockholders at large have benefitted. The Company does not issue options on any fixed basis preferring to maintain a flexible program. No options were issued or grants made to employees in 1996 or 1997.

       Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers unless such compensation is paid pursuant to performance standards prescribed under Section 162(m).

The Company believes that Section 162(m) does not disallow deductions in respect of stock options granted under the Company's existing stock option plans.

       This report has been provided by the Board of Directors.

                                                     Respectfully Submitted,

               William L. Cohen                      Donald D. Shack
               Peter A. Cohen                        George S. Blumenthal*
               Monte Wolfson*

---------------
*  Members of Stock Option Committee

                             PROPOSAL 2: NAME CHANGE

       The Board of Directors has approved a proposal to amend the Company's Certificate of Incorporation to change the Company's name to "The Andover Apparel Group, Inc." The Board of Directors believes that the current name of the Company, Andover Togs, Inc., too closely identifies the Company with, and limits it to, its traditional childrenswear lines and does not reflect the diversification potential of the Company's business. Therefore, the Board of Directors believes that a change of the Company's name will enable the public and those already familiar with the Company to begin to broaden their image of the Company.

       The following resolution will be submitted to the stockholders for approval at the Annual Meeting:

       RESOLVED, that Article FIRST of the Company's Certificate of Incorporation be amended to read in its entirety as follows:

       "FIRST: The name of the corporation is The Andover Apparel Group, Inc."

REQUIRED VOTE

       The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for approval of this amendment to the Company's Certificate of Incorporation.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION IN PROPOSAL 2.

          PROPOSAL 3: APPROVAL OF AMENDMENTS TO 1995 STOCK OPTION PLAN

       In 1995, the Board of Directors and the stockholders adopted the Company's 1995 Stock Option Plan (the "1995 Plan"), which replaced the Company's prior stock option plans. The 1995 Plan permits the grant of both non-qualified and incentive stock options and makes available, for issuance to directors, employees and consultants of the Company, options to purchase up to an aggregate of 225,000 shares of Common Stock.

       Subject to stockholder approval, the Company's Board of Directors has approved various amendments to the 1995 Plan. These amendments increase the number of shares available to be granted under the 1995 Plan and make certain other changes as described below under the heading "Proposed Amendments."

       A summary of the provisions of the 1995 Plan is included below under the heading "Summary of the 1995 Plan." There then follows a description of the proposed amendments being submitted to the stockholders for their approval. The 1995 Plan, setting forth the proposed amendments, is attached hereto as Annex A.

SUMMARY OF THE 1995 PLAN

       The following discussion, which summarizes certain provisions of the 1995 Plan, is qualified in its entirety by reference to the text of the 1995 Plan. The 1995 Plan, marked to indicate the proposed amendments, is attached to this proxy statement as Annex A.

       PURPOSE

       The purpose of the 1995 Plan is to provide incentives to directors, officers, employees and consultants of the Company who have substantial responsibility for the Company's management and growth by authorizing the award of options to purchase Common Stock.

       ADMINISTRATION OF THE PLAN

       The 1995 Plan is administered by the Company's Stock Option Committee, which shall consist of two or more directors comprised of "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"). Subject to the express provisions of the 1995 Plan, the Committee has the sole discretion to determine to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to each option and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible plan participants, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant. Options are designated at the time of grant as either, "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code of 1986 (the "Code"), or "non-qualified options" which do not so qualify.

       The Committee may amend, suspend or terminate the 1995 Plan at any time, subject in certain instances to Board approval and except that no amendment may be adopted without the approval of stockholders to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment may impair the rights of optionees under outstanding options. Amendments which would (i) increase the maximum number of shares which may be issued pursuant to the exercise of options or purchase rights granted; (ii) change the eligibility requirements for participation; or
(iii) extend the term of options require Board approval, and, under the Code, amendments materially increasing the benefits under the 1995 Plan generally would require stockholder approval. Unless terminated earlier by the Board of Directors, the 1995 Plan will terminate on April 1, 2005.

       The Committee may amend or modify any option in any manner to the extent that the Committee would have had the authority initially to grant such option; provided that, except as provided in the 1995 Plan or in any agreement evidencing such option, no such amendment or modification shall impair the rights of any optionee under any outstanding option without the consent of such optionee.

       SHARES SUBJECT TO THE PLAN

       No more than 225,000 shares of Common Stock may be issued pursuant to the exercise of options granted. The aggregate number of shares for which options may be granted, the number of shares covered by each outstanding option and the exercise price per share thereof (but not the total price) and each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, split-up or consolidation of shares or any like capital adjustment or reclassification of shares or the payment of any stock dividends, or any other increase or decrease in the number of shares of the Company outstanding, without receipt of consideration by the Company.

       Upon the dissolution or liquidation of the Company or upon a merger or consolidation of the Company in a transaction in which all or substantially all of the stockholders of the Company receive cash, securities of another company or other consideration in exchange for their shares of stock, whether or not the Company is the surviving corporation, or upon a sale of all or substantially all of the assets of the Company, any option granted shall terminate, but the optionee may, immediately prior to any such transaction exercise his or her option, in whole or in part, as to the full number of shares which the optionee would otherwise have been entitled to purchase during the remaining term of the option. If such transaction consists in part of a tender offer for the Company's shares, the Committee may, prior to or simultaneous with the closing of such tender offer, elect to accelerate all or any portion of an option and cancel such option upon payment to the respective optionee of an amount equal to the amount by which the cash and other consideration to be paid to public stockholders in such tender offer exceeds the exercise price multiplied by the number of shares remaining subject to such option. Notwithstanding the foregoing, the Company may elect not to permit an optionee to exercise his or her option immediately prior to any such event in accordance with the foregoing, but in lieu thereof the Company may, in its discretion and immediately prior to any such dissolution, liquidation, merger, consolidation or sale substitute a new option for his or her option, such new option to be applicable to the stock of the surviving or acquiring corporation or any of its affiliates and to be on terms no less favorable to the optionee than those contained in his or her prior option.

       PARTICIPATION

       The Committee is authorized to grant stock options from time to time to such officers, directors, employees and consultants of the Company or its subsidiaries as the Committee, in its sole discretion, may determine. Members of the Committee are not eligible to receive options during their term of service on the Committee except pursuant to the formula provisions of the 1995 Plan. Under the formula grant provisions, Outside Directors automatically receive, on April 1 of each year, options to purchase 2,500 shares of Common Stock. The 1995 Plan also provides for a yearly limit on the number of shares subject to awards granted to any person, including to executive officers identified as "named executive officers" in Item 402(a)(3) of Regulation S-K under the Act. Holders of more than 10% of the Common Stock may not receive incentive stock options.

       PRICE OF OPTIONS

       The exercise price of each option is determined by the Committee, but in the case of incentive stock options may not be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. In the case of non-qualified stock options, the exercise price of each option may not be less than 80% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. Under the formula grant provisions, options automatically granted annually to outside directors have an exercise price equal to the fair market value of the Common Stock on the date of grant.

       ACQUISITION OF SHARES

       In order to assist an optionee in the acquisition of shares of Common Stock pursuant to the exercise of an option, the Committee may authorize the payment by the optionee of the purchase price of the Common Stock (i) in shares of Common Stock already owned by the optionee and having a fair market value on the date of the exercise equal to the exercise price or (ii) in any other manner (including the guaranty or extension of a loan to the optionee by the Company).

       TERM AND EXERCISE OF OPTIONS

       The Committee has the discretion to fix the term of each option granted, with a maximum term length from date of grant of 10 years. Under the formula grant provisions, options automatically granted annually to outside directors are exercisable with respect to 25% of the shares covered thereby commencing one year after the date of grant and as to an additional 25% of the shares covered by the option upon on each of the three succeeding anniversary dates of the date of grant, provided such director continues to serve as an outside director of the Company on the date such options become exercisable. All such options expire, to the extent unexercised, seven years after the date of the grant.

       Upon the termination of an optionee's service with the Company for cause, all unexercised options or portions thereof held by such optionee shall expire and be forfeited as of such date. If an optionee dies, retires or quits his or her service with the written consent of the Company, or if the service of the optionee is terminated by the Company for reasons other than cause, such optionee (or his or her estate) may exercise his or her option within three months following such death or termination of service, provided however that the optionee may only exercise his or her option for the number of shares which he or she could have purchased as of the date of such termination. Options granted are not transferable except by will or pursuant to the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

       The following discussion is only a summary of the principal Federal income tax consequences of the grant and exercise of options and is based on existing Federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of each optionee, which may substantially alter or modify the

Federal income tax consequences herein discussed. In addition, this summary does not address state and local tax consequences of the grant and exercise of options. The 1995 Plan is not subject to the provisions of ERISA.

       The Taxpayer Relief Act of 1997 (the "1997 Tax Act") significantly changed the tax treatment of long-term capital gains for individuals. Under the 1997 Tax Act, the maximum capital gains tax rates for individuals are (i) 20% on gains from sales of capital assets held for more than 18 months and (ii) 28% on gains from sales of capital assets held for more than 12 months but not more than 18 months. In contrast, the maximum individual ordinary income tax rate is 39.6%. The following discussion assumes that the shares of Common Stock acquired upon exercise of a stock option constitute capital assets in the option holder's hands.

       Non-qualified Options. An individual who is a United States taxpayer who is granted a non-qualified stock option under the Plan will not realize any income for Federal income tax purposes on the grant of an option. An optionee will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code ("Risk of Forfeiture"), in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price thereof. If the shares are subject to a Risk of Forfeiture on the date of exercise, the optionee will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the optionee shall have made a timely election under Section 83(b) of the Code to include in his income for the year of exercise an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The amount realized for tax purposes by an optionee by reason of the exercise of a non-qualified stock option granted under the Plan is subject to withholding by the Company and the Company is entitled to a deduction in an amount equal to the income so realized by an optionee.

       Provided that an individual who is a United States taxpayer satisfies certain holding period requirements provided by the Code, such individual will realize long-term capital gain or loss, as the case may be, if the shares issued upon exercise of a non-qualified stock option are disposed of more than one year after (i) the shares are transferred to the individual or (ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83(b) of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon such disposition will be the difference between the option holder's basis in such shares and the amount realized upon such disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the option.

       Incentive Stock Options. An incentive stock option holder who meets the eligibility requirements of Section 422 of the Code will not realize income for Federal income tax purposes, and the Company will not be entitled to a deduction, on either the grant or the exercise of an incentive stock option. If the incentive stock option holder does not dispose of the shares acquired within two years after the date the incentive stock option was granted to him or within one year after the transfer of the shares to him, (i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) the Company will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

       If an incentive stock option holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the incentive stock option holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the incentive stock option holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

       An incentive stock option holder generally will recognize a long-term capital gain or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the incentive stock option holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the incentive stock option holder as the result of the Disqualifying Disposition. The Company will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the incentive stock option holder.

       Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss, if sustained, would be recognized to the incentive stock option holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between certain persons or entities classified under the Code as "related persons".

       Alternative Minimum Tax. For purposes of computing the Federal alternative minimum tax with respect to shares acquired pursuant to the exercise of incentive stock options, the difference between the fair market value of the shares on the date of exercise over the exercise price will be includable in alternative minimum taxable income in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount includable in alternative minimum taxable income will be taken into account in the year the Risk of Forfeiture ceases and will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income. In general, the alternative minimum tax is the excess of 26% of alternative minimum taxable income up to $175,000 and 28% of such income above $175,000 over the regular income tax, in each case subject to various adjustments and exemptions.

       Deductions for Federal Income Tax Purposes. Pursuant to Rule 162(m) of the Code and the regulations promulgated thereunder, the Company is not able to deduct compensation to certain employees to the extent compensation exceeds $1.0 million per tax year. Covered employees include the chief executive officer and the four other highest paid senior executive officers of the Company for the tax year. Certain performance-based compensation, including stock options, is exempt provided that (i) the stock options are granted by a committee of the Board which is comprised solely of two or more "outside directors", (ii) the plan under which the options are granted is approved by stockholders, and (iii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee.

PROPOSED AMENDMENTS

       The following description of the proposed amendments is qualified in its entirety by reference to Annex A.

       1. The 1995 Plan provides for the issuance of options to purchase an aggregate of 225,000 shares of Common Stock. Since its adoption, 221,500 options have been granted under the 1995 Plan, leaving 3,500 available for grant. The Board of Directors believes that the option program is essential in order to attract new employees and to provide incentives to current employees and that an increase in the number of options available for grant is necessary for that purpose. Accordingly, subject to the approval of stockholders, the Board has authorized an increase in the number of shares issuable under the 1995 Plan to 500,000, thereby making available for issuance options to purchase an additional 275,000 shares, for a total of 278,500 options available for grant.

       2. Pursuant to the 1995 Plan, if an optionee dies while associated with the Company or within three months after retirement, the option terminates three months after the date of death. The proposed amendment increases this period to one year. The 1995 Plan also provides that if an optionee leaves the Company for a reason other than cause, the option will terminate three months thereafter. The proposed amendment increases this period to six months for non-qualified stock options.

       3. Optionees may pay the exercise price of their options with shares of Common Stock, under the 1995 Plan, only at the discretion of the Committee. The proposed amendment would permit this method of exercise without Committee approval.

       4. The 1995 Plan provides that Outside Directors receive options to purchase 2,500 shares of Common Stock per year and no other options. The proposed amendment increases the annual grant to 5,000 options and permits the grant of additional options to Outside Directors at the discretion of the Committee.

       5. The Board of Directors has also proposed certain technical amendments to the 1995 Plan as set forth on Annex A. These amendments reflect various changes in the law since 1995.

PLAN BENEFITS

       The following table sets forth certain information, as of the record date, concerning outstanding options granted pursuant to the 1995 Plan to (i) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); (ii) all current executive officers, as a group; (iii) all non-employee directors, as a group; and (iv) all other employees, including all current officers who are not executive officers, as a group.

NAME AND POSITION                                                   DOLLAR VALUE      SHARES (#)
-----------------                                                   ------------      ----------
William L. Cohen                                                       $0(1)              -0-
  Chairman of the Board and Chief Executive Officer

Stephen Fenyves
  Senior Vice President - Administration and Operations                $0(1)           35,000

Alan Kanis
  Treasurer, Chief Financial Officer and Chief Accounting Officer      $0(1)           35,000

Stanley F. Schmoller
  Vice Present - Manufacturing                                         $0(1)           10,000

All executive officers, as a group                                     $0(1)           80,000

All non-executive directors, as a group (2)                            $0(1)           22,500

All other employees, as a group                                        $3,125         119,000


--------------------

(1)  These options are out-of-the-money.

(2) Each of the Outside Directors has been granted 7,500 options under the 1995 Plan. The other nominees not listed in this table have not received any options to date under the 1995 Plan.

The last sale price of the Common Stock on the Record Date was $.125 per share.

REQUIRED VOTE

         The Board of Directors believes it to be in the best interest of the Company that the foregoing amendments be approved and recommends them for approval by the Company's stockholders. The following resolution will be submitted to the stockholders for approval at the Annual Meeting:

         RESOLVED, that the amendments to the Company's 1995 Stock Option Plan indicated on Annex A attached to the Company's proxy statement, dated April 28, 1998, be and they hereby are adopted.

         The affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the amendments to the 1995 Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

              PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         It is proposed that the stockholders ratify the appointment by the Board of Directors of Mahoney Cohen & Company, C.P.A., P.C. as the independent auditors of the Company for the fiscal year ending November 30, 1998. The Company expects a representative of Mahoney Cohen & Company, C.P.A., P.C. to be present at the Annual Meeting to respond to appropriate questions submitted by stockholders, and such representative may make such statements as he or she may desire.

         The Company engaged Mahoney Cohen & Company, CPA, P.C. (the "New Accountants") to audit its financial statements for the fiscal years ending November 30, 1996 and 1997. The New Accountants replace the firm of Deloitte & Touche LLP (the "Former Accountants"), who had audited the Company's financial statements for the fiscal years ending November 30, 1985 through 1995. The decision to change independent accountants was approved by the Company's Board of Directors, including all members of the Audit Committee of the Board of Directors, on March 7, 1997.

         The audit report of the Former Accountants on the consolidated financial statements of the Company as of and for the fiscal year ended November 30, 1994 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of the Former Accountants on the consolidated financial statements of the Company as of and for the fiscal year ended November 30, 1995 was delayed and finally issued on August 15, 1997, after the Company emerged from bankruptcy. Such report does not contain any adverse opinion or disclaimer of opinion, nor is it qualified or modified as to uncertainty, audit scope or accounting principles. The Former Accountants were dismissed as of August 15, 1997, the date that they issued their audit report.

         During the Company's two most recently completed fiscal years and the subsequent interim period up to the date hereof, there were no disagreements between the Company and the Former Accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which such disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused it to make reference to the matter of disagreement in its report.

REQUIRED VOTE

         Approval by the stockholders of the appointment of independent auditors is not required, but the Board of Directors deems it desirable to submit this matter to the stockholders. If holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting do not approve the selection of Mahoney Cohen & Company, C.P.A., P.C., the selection of independent auditors will be reconsidered by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MAHONEY COHEN & COMPANY, C.P.A., P.C. AS INDEPENDENT AUDITORS OF THE COMPANY.

                                VOTING PROCEDURES

         Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. Abstentions and broker non-votes in connection with the name change will have the effect of a negative vote. Abstentions in connection with the approval of the amendments to 1995 Plan and the ratification of auditors will have the effect of a negative vote, whereas broker non-votes will not be considered as present and will have no effect on the vote. All shares represented in person or by proxy will be counted for purposes of determining a quorum. Members of the Cohen family who hold approximately 70% of the outstanding shares of Common Stock have indicated their intention to vote as recommended by the Board of Directors, and therefore it is expected that all matters will be carried accordingly.

         Under the rules of the National Association of Securities Dealers and the exchange of which the broker is a member, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are generally entitled to vote upon the election of directors, the name change and the selection of independent auditors.

                                     GENERAL

         The solicitation of proxies in the accompanying form is made by the Board of Directors, and the cost thereof will be borne by the Company, which cost is not expected to exceed $10,000. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested

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




by the Company to forward proxy materials to their principals and will be reimbursed for their reasonable out-of-pocket expenses in such connection.

         As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented for action, but if any other matters properly come before the Annual Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

         It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

STOCKHOLDER PROPOSALS

         Stockholder proposals in respect of matters to be acted upon at the Company's 1999 Annual Meeting of Stockholders should be received by the Company on or before February 6, 1999 in order that they may be considered for inclusion in the Company's proxy materials.

                                              By Order of the Board of Directors

                                              DONALD D. SHACK
                                              Secretary

Dated: April 28, 1998

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                                                                         ANNEX A

Legend:
Insertions are shown by a double underline:
Deletions are shown by italicized bracketed text: [italics]



                               ANDOVER TOGS, INC.

                         AMENDED 1995 STOCK OPTION PLAN

                                    ARTICLE 1

                          PURPOSE AND SCOPE OF THE PLAN

                  1.1 PURPOSE. This Stock Option Plan (the "Plan") is to advance the interests of Andover Togs, Inc. (the "Company") and its stockholders by assisting the Company in attracting and maintaining strong management and consulting personnel upon whose judgment the success of the Company depends. The Plan is also intended to enable the Company to reward the efforts, abilities and industries of such officers, directors, employees and consultants who render employment and other services which contribute materially to the success of the Company's business. By encouraging ownership in the Company, the Company seeks to increase the incentives of its employees, officers, directors and consultants for enhancing shareholder value.

                  1.2 DEFINITIONS. For purposes of the Plan, unless the context otherwise indicates, the following definitions shall be applicable:

                      (a) "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

                      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

                      (c) "Commission" means the Securities and Exchange Commission.

                      (d) "Committee" means the Stock Option Committee of the Company which shall be composed of not less than two persons appointed by the Board of Directors, each of whom shall be (i) a [disinterested person] *"NON-EMPLOYEE DIRECTOR"* as that term is defined in Rule 16b-[3(c)(2)(i)] *3(b)(3)* of the General Rules and Regulations under the Exchange Act and
(ii) an "outside director" within the meaning of Section 162(m) of the Code and the rules and regulations promulgated thereunder.

                      (e) "Consultant" means an individual who is not an Employee but who has been retained by the Company to render services as an independent contractor.

                      (f) "Director" means any person who is a member of the Board of Directors whether or not such person is an Employee.

                      (g) "Employee" means and includes any person who is an employee of the Company (including officers and directors who are also employees) or of any Subsidiary.

                      (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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




                      (i) "Executive Officer" means and includes any "named executive officer" as defined in Item [402(a)(ii)(3)] *402(a)(3)* of Regulation S-K under the Exchange Act of 1934, as amended.

                      (j) "Exercise Price" means the price designated by the Committee at which a Share may be purchased upon exercise of an Option as the same may be adjusted pursuant to Article 5 hereof.

                      (k) "Fair Market Value" of a Share means (i) if the Shares are quoted on the Nasdaq National Market or listed on a national securities exchange, the closing price on such market or such exchange, (ii) if the Shares are not quoted on the Nasdaq National Market or listed on a national securities exchange, the mean between the closing bid and asked prices of publicly-traded Shares in the over-the-counter market as reported on the Nasdaq system or by any nationally recognized quotation service selected by the Company, or (iii) if the Shares are not then publicly-traded, as determined by the Committee.

                      (l) "Grant Date," as used with respect to a particular Option, means the date an Option is granted by the Committee pursuant to the Plan.

                      (m) "Grantee" means an individual to whom an Option, or portion thereof, is granted by the Committee pursuant to the Plan.

                      (n) "Incentive Stock Option" means an Option intended to qualify under Section 422 of the Code.

                      (o) "Non-Qualified Stock Option" means an Option, or portion thereof which has been designated by the Committee as a non-qualified stock option or an Option, or portion thereof, which does not qualify as an Incentive Stock Option.

                      (p) "Option" means an option to purchase Shares granted pursuant to Article 2 and Article 4 of the Plan.

                      (q) "Option Agreement" means a written agreement between a Grantee and the Company evidencing an Option, consistent with the provisions of
Article 2 and Article 4 of the Plan.

                      (r) "Outside Director" means, *FOR ALL PURPOSES OTHER THAN
SECTION 1.2(d)*, a Director who is not an Employee and who does not own 5% or more of the [outstanding] Shares.

                      (s) "Service" means the term of employment of an Employee or the retention of a Consultant by the Company or any Subsidiary or the term during which of an individual serves as a director of the Company.

                      (t) "Shares" or "Shares of Stock" means shares of common stock, $.10 par value per share, of the Company. Shares may consist of authorized but unissued Shares or Shares which have been previously issued and reacquired by the Company.

                      (u) "Subsidiary" means and includes any corporation more than 50% of whose voting stock is beneficially owned or controlled by the Company.

                  1.3 ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee, in its sole discretion, from time to time, shall determine the Directors, Employees and Consultants from among those eligible to whom, and the time or times at which, Options shall be granted, and the number of Shares to be subject to each Option. In making such determinations the Committee may take into account recommendations made by management, the nature and length of Service rendered by the prospective Grantee, his or her level of compensation, his or her past, present and potential contributions to the Company and such factors as the Committee shall in its discretion deem relevant. Subject to the express provisions of the Plan and any consents required by any applicable laws affecting the Plan and Options, the Committee shall have complete authority to interpret and construe the Plan, to prescribe, amend and rescind rules and regulations related to it, to determine the terms and provisions of the

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




respective Option Agreements and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this Section 1.3 shall be conclusive.

                  1.4 ELIGIBILITY FOR PARTICIPATION. Any Director, Employee or Consultant shall be eligible to receive Options granted under the Plan.

                  1.5 SHARES SUBJECT TO THE PLAN. Subject to adjustment as hereinafter provided, no more than [225,000] *425,000* Shares may be issued pursuant to Options granted under the Plan. If any Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

                  1.6 DURATION OF THE PLAN. Unless previously terminated by the Committee or the Board of Directors, the Plan will terminate on April 1, 2005. Such termination will not terminate any Option then outstanding.

                                    ARTICLE 2

                         TERMS AND CONDITIONS OF OPTIONS

                  2.1 OPTIONS AND OPTION AGREEMENTS. Each Option granted under the Plan shall be subject to all of the applicable terms and conditions of the Plan and shall be evidenced by an Option Agreement. The Option Agreement shall contain such terms and conditions not inconsistent with the Plan as the Committee may deem appropriate, including, among other things, when and to what extent the Option is exercisable, the number of Shares that may be purchased upon exercise of an Option, the Exercise Price, and the conditions to the exercise of any Option. The Option Agreement may also designate the Option as a Non-Qualified Stock Option or an Incentive Stock Option.

                  2.2 EXERCISABILITY AND TERM. (a) Except as otherwise provided below, the Committee shall determine the term of each Option and whether the Option shall be exercisable in full or in installments and, if in installments, the number of installments. No Option, however, may remain outstanding for more than 10 years after the Grant Date.

                      (b) Except as otherwise provided herein, an Option granted under the Plan may be exercised from time to time during its term for the full number of Shares then purchasable upon exercise of the Option or from time to time for any part thereof; provided, however, that no Option may be exercised in part with respect to fewer than 25 Shares, except to purchase the remaining Shares then purchasable under such Option.

                      (c) Except as otherwise provided below, Options shall terminate immediately upon the termination of the Service of the Grantee. Options granted under the Plan shall not, however, be affected by any change of Service so long as the Grantee continues to be a Director, Employee or Consultant.

                      (d) If a Grantee dies while he or she is a Director, Employee or Consultant or within three months after the termination of such Grantee's Service by reason of his or her retirement with the written consent of the Company, such Option may be exercised within [three months] *ONE YEAR* after such Grantee's death by his or her personal representative or by the person or persons to whom the Grantee's rights under the Option pass by will or by the applicable laws of descent and distribution; provided, however, that no Option may be exercised after its expiration and provided further than such Option may only be exercised for the number of Shares which could have been purchased by the Grantee on the date of such termination.

                      (e) If a Grantee voluntarily retires or quits his or her Service with the written consent of the Company, or if the Service of the Grantee is terminated by the Company for reasons other than cause, such Grantee may exercise his or her Option within *SIX MONTHS (OR* three months *IN THE CASE OF AN INCENTIVE STOCK OPTION)* following such termination of Service; provided, however, that no Option may be exercised after its expiration and provided further that the Grantee may only exercise his or her Option for the number of Shares which he or she could have purchased as of the date of such termination.

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




                      (f) Nothing herein shall impose upon the Company the obligation to continue the Service of any Grantee. The rights of the Company to terminate the Service of a Grantee shall not be diminished or affected by reason of the granting of an Option.

                  2.3 EXERCISE PRICE. The Exercise Price for Options shall be determined by the Committee at the time the Option is granted, but shall not be less than 80% of the Fair Market Value of the Shares on the Grant Date provided, however, that the Exercise Price per Share subject to an Incentive Stock Options shall equal at least 100% of the Fair Market Value of a Share on the Grant Date.

                  2.4 NONTRANSFERABILITY. No Option granted under the Plan shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee solely by such Grantee.

                  2.5 METHOD OF EXERCISE. A Grantee electing to exercise an Option shall exercise such Option by delivering to the Company written notice of such election to exercise, specifying the number of Shares such Grantee has elected to purchase, together with the Exercise Price for the Shares being purchased in accordance with the terms of Section 2.6 below.

                  2.6 PAYMENT FOR SHARES. The Exercise Price shall become immediately due and payable upon exercise of the Option and payment thereof shall be made to the Company as follows: (i) in cash (including check, bank draft or money order) or (ii) [at the discretion of the Committee,] by delivering to the Company Shares of Stock already owned by the Grantee and having a Fair Market Value on the date of the exercise equal to the Exercise Price or a combination of such Shares and cash, or (iii) *AT THE DISCRETION OF THE COMMITTEE,* by any other proper method specifically approved by the Committee.

                  2.7 LIMITATION ON AGGREGATE SHARES. The number of Shares with respect to which Options may be granted under the Plan to any Executive Officer in any fiscal year of the Company shall not exceed 100,000 Shares and the number of Shares with respect to which Options may be granted under the Plan to any individual who is not an Executive Officer in any fiscal year of the Company shall not exceed 75,000 Shares.

                  2.8 INCENTIVE STOCK OPTION LIMITATIONS. Options granted under the Plan may be Non-Qualified Stock Options or Incentive Stock Options, as specified by the Committee; provided, however, that no Incentive Stock Option may be granted to any Grantee who, at the time of grant, owns stock of the Company (or any Subsidiary) representing more than 10% of the total combined voting power of all classes of stock of the Company (or such Subsidiary). Options shall be exercisable at such time or times as the Committee shall determine; provided, however, that the aggregate Fair Market Value of the Shares (measured on the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under all stock options plans of the Company) may not exceed $100,000.

                                    ARTICLE 3

                 LOANS AND FINANCIAL ACCOMMODATIONS TO GRANTEES

                  3.1 PURPOSE. In order to assist the Grantee with the acquisition of Shares of Stock pursuant to the exercise of an Option granted under the Plan, including the payment of any taxes resulting from such exercise, the Board may, in its discretion, whenever, in the judgment of the Board, such assistance is permitted by applicable law and may reasonably be expected to benefit the Company, authorize, either at the time of the grant of the Option or thereafter (a) the extension of a loan to the Grantee by the Company, or (b) the guarantee by the Company of a loan obtained by the Grantee from a third party.

                  3.2 TERMS OF LOAN OR GUARANTEE. The Committee or Board shall determine the terms of any loan or guarantee made pursuant to this Article 3, including the interest rate and other terms of repayment thereof, and whether such loan or guarantee shall be secured or unsecured. Each loan shall be evidenced by a promissory note having a maximum term to maturity of not more than sixty (60) months. The maximum amount of any loan or guarantee shall be

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




the Exercise Price for Shares purchased upon exercise of an Option plus (a) related interest payments and (b) the amount of tax liability incurred by the Grantee as a result of the exercise of an Option.

                  3.3 USE OF LOANED OR GUARANTEED FUNDS. No amount loaned to a Grantee and no amount repayment of which is guaranteed by the Company shall be used for any purpose other than payment of (i) the Exercise Price of Shares acquired on the exercise of an Option granted or to be granted under the Plan and (ii) taxes attributable to such exercise.

                                    ARTICLE 4

              GRANT OF OPTIONS TO [Members Of The Committee And To]
            OUTSIDE DIRECTORS [Who Are Not Members Of The Committee]

                  4.1 APPLICATION OF THE PLAN TO [Members of the Committee and to] Outside Directors. [Who Are Not Members of the Committee. Except as provided in this Article 4, all] *ALL* terms and conditions of the Plan govern the grant of options to [members of the Committee and to] Outside Directors, [who are not members] *AND NOTHING IN THIS ARTICLE 4 IS INTENDED TO LIMIT THE AUTHORITY OF THE COMMITTEE TO GRANT OPTIONS TO ANY SUCH PERSON UNDER SECTION 1.3 OR THIS
ARTICLE 4 EVEN THOUGH SUCH PERSON MAY BE A MEMBER* of the Committee.

                  4.2 [Eligibility for Participation. Members of the Committee and Outside Directors are only eligible to receive options pursuant to Section
4.3 below. Members of the Committee are not eligible to receive Options pursuant to Section 1.3 for a period of one year after the termination of their Service on the Committee.]

                  [4.3]*4.2* ANNUAL GRANT OF OPTIONS. Each [member of the Committee and each] Outside Director [who is not a member of the Committee] shall be granted an Option to purchase [2,500] *5,000* Shares (as adjusted pursuant to Section 5.1) on April 1 of each year during the term of the Plan so long as on such date he is [a member of the Committee or] an Outside Director. The provisions of this Section [4.3] *4.2* shall not be amended more than once every twelve months.

                   [4.4] *4.3* EXERCISABILITY AND TERM OF OPTIONS. An option granted to [a member of the Committee or to] an Outside Director *PURSUANT TO
SECTION 4.2* shall become exercisable with respect to 25% of the Shares covered thereby commencing one year after the Grant Date of such Option and as to an additional 25% of the Shares covered by the Option upon each of the three succeeding anniversary dates of the Grant Date. Options granted to [members of the Committee and to] Outside Directors *PURSUANT TO SECTION 4.2* shall expire seven years from their respective Grant Date.

                   [4.5] *4.4* OPTION PRICE. The Exercise Price for Options granted to [members of the Committee and to] Outside Directors pursuant to Section [4.3] *4.2* shall be 100% of the Fair Market Value of the Shares on the Grant Date.

                                    ARTICLE 5

                               GENERAL PROVISIONS

                  5.1 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. (a) The aggregate number and class of Shares for which Options may be granted under the Plan, the number and class of Shares covered by each outstanding Option and the Exercise Price per Share thereof (but not the total price) and each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, split-up or consolidation of Shares or any like capital adjustment or reclassification of Shares or the payment of any stock dividends, or any other increase or decrease in the number of Shares of the Company outstanding, without receipt of consideration by the Company.

                      (b) Subject to any required action by its stockholders, if the Company shall be the surviving corporation in any merger or consolidation, except as otherwise provided below, any Option granted hereunder shall be adjusted so as to pertain and apply to the securities to which the holder of the number of Shares of the Company subject to the Option would have been entitled in such merger or consolidation.

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




                      (c) Upon the dissolution or liquidation of the Company or upon a merger or consolidation of the Company in a transaction in which all or substantially all of the stockholders of the Company receive cash, securities of another company or other consideration in exchange for their Shares of Stock, whether or not the Company is the surviving corporation, or upon a sale of all or substantially all of the assets of the Company, any Option granted hereunder shall terminate, but the Grantee may, immediately prior to any such transaction exercise his or her Option, in whole or in part, as to the full number of Shares which he or she would otherwise have been entitled to purchase during the remaining term of the Option irrespective of any installment features. If such transaction consists in part of a tender offer for the Company's Shares, the Committee may, prior to or simultaneous with the closing of such tender offer, elect to accelerate all or any portion of an Option and cancel such Option upon payment to the respective Grantees of an amount equal to the amount by which the cash and other consideration to be paid to public stockholders in such tender offer exceeds the Exercise Price multiplied by the number of Shares remaining subject to such Option. Notwithstanding the foregoing, the Company may elect not to permit a Grantee to exercise his or her Option immediately prior to any such event in accordance with the foregoing, but in lieu thereof the Company may, in its discretion and immediately prior to any such dissolution, liquidation, merger, consolidation or sale substitute or cause to be substituted a new option for his or her Option, such new option to be applicable to the stock of the surviving or acquiring corporation or any of its affiliates and to be on terms no less favorable to the Grantee than those contained in his or her prior Option.

                      (d) Adjustment and elections under this Section 5.1 shall be made by the Committee whose determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.

                  5.2 PRIVILEGES OF STOCK OWNERSHIP. No Grantee shall be entitled to the privileges of stock ownership as to any Shares of Stock not actually issued and delivered to him or her.

                  5.3 SECURITIES REGULATIONS. Unless at the time of the exercise of an Option and the issuance of the Shares purchased by a Grantee pursuant thereto there shall be in effect as to such Shares a Registration Statement under the Securities Act of 1933, as amended, and the rules and regulations of the Commission, the Grantee exercising such Option shall deliver to the Company at the time of exercise, a certificate certifying that he or she is acquiring the Shares issuable to him or her upon such exercise for the purpose of investment and not with a view to their sale or distribution. The Company shall not be required to issue or deliver certificates for Shares until there shall have been compliance with all applicable laws, rules and regulations, including rules and regulations of the Commission.

                  5.4 SUSPENSION, AMENDMENT AND TERMINATION OF THE PLAN. (a) The Committee may at any time suspend, amend or terminate the Plan, provided that the approval of the Board of Directors of the Company will be required for any amendment which will:

                        (i) increase the maximum number of Shares which may be issued pursuant to Options; or

                        (ii)  change the provisions of Section 1.4; or

                        (iii) change the provisions of Section 4.2; or

                        (iv)  extend the term of Options.

                      (b) The power of the Committee to amend the Plan under this Section 5.4 is subject in certain instances to the requirements of the Exchange Act and other provisions of applicable law which may require stockholder approval of such amendments in order to achieve the Company's objectives and the purposes of the Plan.

                      (c) Unless the Plan shall theretofore have been terminated by the Committee or the Board of Directors, the Plan shall terminate April 1, 2005. No Option may be granted during the term of any suspension of the Plan or after termination of the Plan. The amendment or termination of the Plan shall not, without the written consent of the Grantee, alter or impair any rights or obligations of such Grantee under any Option theretofore granted.

                  5.5 AMENDMENT OF OUTSTANDING OPTIONS. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant or prescribe the terms


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




of such Option; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option, no such amendment or modification shall impair the rights of any Grantee under any outstanding Option without the consent of such Grantee.

                  5.6 SECTION 16 OF THE EXCHANGE ACT. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                  5.7 GOVERNING LAW. This Plan and the Committee's actions in respect thereof shall be governed and construed in accordance with the substantive law of the State of Delaware.

                  5.8 EFFECTIVE TIME. This Plan shall become effective upon approval thereof by the holders of a majority of the Company's Shares present and entitled to vote at a meeting of the Company's stockholders duly held.


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

APPENDIX 1 -- PROXY CARD

                                      PROXY

                               ANDOVER TOGS, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder of Andover Togs, Inc. (the "Company"), hereby appoints WILLIAM L. COHEN, STEVEN A. SCHWARTZ and DONALD D. SHACK, and each of them, the proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to vote in the name, place and stead of the undersigned, all of the shares of the Company that the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held at the offices of Shack & Siegel, P.C., 530 Fifth Avenue, New York, NY 10036, at 9:30 a.m. local time, on June 2, 1998, and at any adjournment(s) thereof, as follows:

1. ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

   [ ] FOR all nominees listed below

   [ ] WITHHOLD AUTHORITY to vote for all the nominees listed below

(Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT THE NOMINEE'S NAME BELOW)

   G. S. Blumenthal, P. A. Cohen, W. L. Cohen, S. A. Schwartz, D. D. Shack,
   M. Wolfson

2. Amending the Company's Certificate of Incorporation to change the name of the Company to The Andover Apparel Group.

   [ ] FOR           [ ] AGAINST                [ ] ABSTAIN

3. Ratification of the amendment to the Company's 1995 Stock Option Plan (i) to increase the number of shares available to be granted thereunder from 225,000 to 500,000 and (ii) to make the other changes described in the Proxy Statement.

   [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

4. Ratification of the appointment of Mahoney Cohen & Company, C.P.A., P.C. as the Company's independent auditors for the fiscal year ending November 30, 1998.

   [ ] FOR           [ ] AGAINST                [ ] ABSTAIN

         The undersigned hereby revokes any other proxy to vote at such Annual Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSALS 2, 3 AND 4 AND AS SUCH PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 28, 1998 relating to the Annual Meeting and the 1998 Annual Report to Stockholders.

                                            ------------------------------------

                                            ------------------------------------
                                            Signature(s) of Stockholder(s)

         The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date:_____________________________, 1998

              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOU VOTE.


                         STATEMENT OF DIFFERENCES
                         ------------------------
In Annex A, proposed deletions will appear within square brackets; proposed additions will appear within asterisks.


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